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                                                                    EXHIBIT 23.3

                       Consent of Independent Accountants

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated March 30, 2001 relating to the consolidated financial statements of Hanover Compressor Company, which appears in Hanover Compressor Company's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
December 21, 2001